Exhibit 99.2

Progress Software Completes Acquisition of Persistence Software

Acquisition Enhances Open, Scalable Data Caching Capabilities and Adds Leading Object-Relational Mapping Capabilities to ObjectStore Division of Progress Software Corporation

BEDFORD, Mass.—(BUSINESS WIRE)—Nov. 8, 2004—Progress Software Corporation (PSC) (Nasdaq: PRGS), a supplier of leading technology to develop, deploy, integrate and manage business applications, today announced the completion of its acquisition of Persistence Software, Inc. (Nasdaq: PRSW), a technology and market leader in distributed data access and caching software. The all-cash transaction of $5.70 per share — approximately $16 million in the aggregate - was approved by Persistence shareholders at a special shareholders’ meeting held at Persistence headquarters in San Mateo, CA on Friday, November 5th. As a result of the acquisition, Persistence common stock will be deregistered with the Securities and Exchange Commission and delisted from the Nasdaq Stock Market. Letters of transmittal regarding procedures to exchange Persistence common stock for payment will be sent to former Persistence shareholders in the near future.

On September 27, Progress announced the signing of a definitive agreement to acquire Persistence. With this acquisition, the ObjectStore division of Progress greatly enhances its ability to deliver open, scalable data caching solutions. Persistence® products enable the development of robust data access solutions that meet the performance, accuracy and reliability requirements of the real-time enterprise.

“ObjectStore offers highly scalable caching, and Persistence is renowned for its high performance object-relational mapping and a related portfolio of patents,” said Peter Sliwkowski, president of ObjectStore. “This acquisition will result in the most robust data services technology offering for companies moving to web services and service oriented architectures.”

In connection with the acquisition, PSC has granted inducement stock options to purchase an aggregate of 125,000 shares of PSC common stock. The grants were made to 30 former Persistence Software, Inc. employees who recently joined PSC as a result of the acquisition.

The grants were made under PSC’s 2004 Inducement Stock Plan, which PSC adopted recently to facilitate the granting of stock options as an inducement to new employees to join PSC, pursuant to Rule 4350(i)(1)(A)(iv) of the Marketplace Rules of the Nasdaq Stock Market, Inc. PSC has reserved an aggregate of 200,000 shares of common stock for issuance under the plan, including the shares underlying the options announced today.

Each option has a term of 10 years and an exercise price equal to the closing price of the common stock on the date of grant. In general, the options vest in equal monthly increments over 60 months beginning on the first day of the month following the date of grant, and are generally non-transferable without PSC’s approval.

PSC management will discuss this acquisition along with other product and business news during its regular Fourth Quarter Earnings Conference Call which will take place on Tuesday, December 21, 2004.

About Progress Software Corporation

Progress Software Corporation (Nasdaq: PRGS) is a $300+ million global software industry leader. PSC supplies technologies for all aspects of the development, deployment, integration and management of business applications through its operating companies: Progress Software, Sonic Software Corporation, DataDirect Technologies, ObjectStore and PeerDirect. Headquartered in Bedford, Mass., PSC can be reached on the Web at http://www.progress.com or by phone at +1-781-280-4000.

Safe Harbor Statement

Except for the historical information and discussions contained herein, statements contained in this release about PSC and the merger may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the expected benefits of the merger. These forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: an unexpected increase in costs related to the merger, the risk that Persistence’s business and technology will not be integrated successfully, the receipt and shipment of new orders for the combined company, the timely release of enhancements to the combined company’s products, the growth rates of certain market segments, the positioning of the combined company’s products in those market segments, variations in the demand for customer service and technical support from the combined company, pricing pressures and the competitive environment in the software industry, business and consumer use of the Internet, and the combined company’s ability to penetrate international markets and manage its international operations. PSC disclaims any intent or obligation to update publicly any forward-looking statements whether in response to new information, future events or otherwise. For further information regarding risks and uncertainties associated with PSC and information concerning the merger, please refer to PSC’s filings with the Securities and Exchange Commission, including PSC’s annual report on Form 10-K for the fiscal year ending 2003 and subsequently filed reports.

Progress, ObjectStore, and Persistence are registered trademarks of Progress Software Corporation or one of its affiliates in the U.S. and other countries. Any other trademarks or service marks are the property of their respective owners.

CONTACT: Progress Software Corporation
Candace Clemens, 781-280-4101
cclemens@progress.com

or

Schwartz Communications, Inc.
John Moran, 781-684-0770
progress@schwartz-pr.com
SOURCE: Progress Software Corporation